     As filed with the Securities and Exchange Commission on April 2, 2002
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                HLM DESIGN, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                  56-2018819
                  --------                                  ----------
        (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                Identification No.)

 121 West Trade Street, Suite 2950
     Charlotte, North Carolina                                 28202
     -------------------------                                 -----
 (Address of principal executive offices)                    (Zip code)

                  HLM DESIGN, INC. EMPLOYEE STOCK PURCHASE PLAN
                  ---------------------------------------------
                            (Full title of the plan)

                                Vernon B. Brannon
   Senior Vice President, Chief Operating Officer and Chief Financial Officer
                                HLM Design, Inc.
                              121 West Trade Street
                         Charlotte, North Carolina 28202
                                 (704) 358-0779
 (Name, address and telephone number, including area code, of agent for service)

                                 with copies to:

                              A. Zachary Smith, III
                   Kennedy Covington Lobdell & Hickman, L.L.P.
                             100 North Tryon Street
                                   Suite 4200
                         Charlotte, North Carolina 28202
                                 (704) 331-7400

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                          Proposed Maximum  Proposed Maximum    Amount of
 Title of Securities to be  Amount to be   Offering Price       Aggregate     Registration
        Registered           Registered      Per Share       Offering Price      Fee/(1)/
--------------------------------------------------------------------------------------------
 Common Stock, par             50,000         $3.00             $150,000        $13.80/(1)/
 value $0.001 per share:

--------------------------------------------------------------------------------------------

================================================================================

(1) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the registration fee is calculated based upon $3.00, the average of the high and low price of HLM Design's common stock on the American Stock Exchange on March 27, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.          Plan Information.

     The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

Item 2.          Registrant Information and Employee Plan Annual Information.

     The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

         The following documents filed by HLM Design, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended April 27, 2001;

         (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 3, 2001, November 2, 2001 and February 1, 2002;

         (c)     the Registrant's Current Report on Form 8-K dated March 13,
                 2002; and

         (d) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed pursuant to
                 Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.          Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 102 of the Delaware General Corporation Law ("DGCL"), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the Registrant, by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses, including attorneys' fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     The Registrant's bylaws effectively provide that the Registrant will, to the full extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto. In addition, the Registrant's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the DCGL. The Registrant maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.       Exhibits.

     A list of exhibits is set forth on the Exhibit Index that immediately precedes the exhibits and is incorporated by reference herein.

Item 9.       Undertakings.

The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the
     --------  -------
     information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
     Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, HLM Design, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 27/th/ day of March, 2002.

                                        HLM DESIGN, INC.

                                        By: /s/ Vernon B. Brannon
                                            -----------------------
                                            Name:  Vernon B. Brannon
                                            Title: Senior Vice President,
                                                   Chief Operating Officer and
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 27/th/ day of March, 2002.

NAME                               TITLE


/s/ Joseph M. Harris               President, Chairman of the Board and Director
---------------------------
Joseph M. Harris                   (principal executive officer)


/s/ Vernon B. Brannon              Senior Vice President, Chief Operating
---------------------------        Officer, Chief Financial Officer and Director
Vernon B. Brannon                  (principal financial and accounting officer)


/s/ V. Reitzel Snider              Director
---------------------------
V. Reitzel Snider

/s/ D. Shannon LeRoy               Director
---------------------------
D. Shannon LeRoy

/s/ L. Fred Pounds                 Director
---------------------------
L. Fred Pounds

                                HLM DESIGN, INC.

                                  EXHIBIT INDEX

 Exhibit No.           Exhibit Description
------------           -------------------

      4.1 Certificate of Incorporation of HLM Design, Inc., as amended to date (incorporated by reference to Exhibit 3.1 to HLM Design's Registration Statement on Form S-1 (No. 333-40617)(the "Form S-1"))

      4.2 Bylaws of HLM Design, Inc., as amended to date (incorporated by reference to Exhibit 3.2 to the Form S-1)

      4.3 Registration Rights Agreement dated as of May 30, 1997 by and among HLM Design, Inc. Pacific Capital, L. Equitas, L.P. (incorporated by reference to Exhibit 4.4 to the Form S-1)

      4.4 Registration Rights Agreement dated as of September 10, 1997 by and among HLM Design, Inc. and Berthel Fisher Company Leasing, Inc. (incorporated by reference to Exhibit 4.4 to the Form S-1)

      4.5 HLM Design, Inc. Employee Stock Purchase Plan, as Amended and Restated as of September 18, 2001 *

       5 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. as to the legality of the securities being registered *

      23.1   Consent of Deloite & Touche LLP *

      23.2   Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (included in
             Exhibit 5 hereto)


* Filed herewith.